Exhibit 99.1

Nixxy Reports Over $1.39M in Q1 Revenue Following Strategic Pivot to AI Communications Infrastructure

Strong April and Forecasted May Growth Underscore Early Success in AI-Driven Strategy

NEW YORK, NY / ACCESS Newswire / May 23, 2025 / Nixxy, Inc. (NASDAQ:NIXX) ("Nixxy" or the "Company"), an AI-driven data communications company, announced that for its first quarter under its newly adopted business strategy (ended March 31, 2025), it recorded over $1.39 million in revenue, as disclosed in its recently filed 10-Q with the SEC. This strong start marks a turning point in the Company's transformation as it pivots into AI-powered infrastructure, platform-based services, and scalable data systems aligned with fast-growing demand in the communications sector.

Nixxy's entry into the AI-powered voice and messaging space is backed by targeted acquisitions and a platform strategy designed for speed and scale. With early contract wins already contributing to top-line results, the Company is executing on a roadmap focused on accelerating recurring revenue, optimizing cost structures, and delivering long-term value for shareholders.

April 2025 marked Nixxy's first full month of operations under its new model, generating unaudited revenue of approximately $1.4 million. Building on this strong momentum, internal forecasts suggest continued growth in May, with projections indicating that May revenue could potentially double April's results, contingent on timely contract activation and continued execution across its platform. Finalized results will be disclosed in the Company's subsequent 10-Q filing. The Company anticipates continued month over month growth as additional contracts are activated, and AI-driven platforms are scaled and integrated.

Nixxy is actively leveraging the AI platforms and contractual assets gained through its recent acquisitions in March and April, providing a scalable foundation for onboarding new traffic and expanding service capacity. These platforms also support a new layer of AI-driven services, such as intelligent call routing, automated settlement optimization, and advanced customer engagement tools, further strengthening Nixxy's competitive position in the market.

"Nixxy is focused on disciplined execution," said Mike Schmidt, CEO of Nixxy. "With early revenue traction and a well-defined strategy in place, we're confident in our ability to scale efficiently and deliver sustainable, long-term growth. Our aim is to establish Nixxy as a leader in AI-powered communications infrastructure, serving enterprise, wholesale, and next-generation platforms."

Further updates will be provided as the Company progresses through key execution milestones.

Filings and press releases can be found at http://www.nixxy.com/investor-relations.

About Nixxy

Nixxy (Nasdaq:NIXX) is committed to transforming traditional markets through cutting-edge technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovation, Nixxy unlocks new potential and creates opportunities for transformative growth. The company focuses on sectors poised for digital innovation, leveraging data and technology to disrupt conventional business models and drive progress.

Contact Information
Investor Contact: Nixxy, Inc.
Investor Relations Email: IR@nixxy.com
Phone: (877) 708-8868

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Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'plans,' and 'will,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Preliminary Financial Information and Revenue Estimates

Any references in this press release to billing activity, platform usage, or forecasted revenues are unaudited, provisional, and derived solely from internal system data, telemetry, and operational logs. These figures do not constitute earned, invoiced, or collectible revenue and may not result in future cash flow. They are operational estimates provided solely for contextual and informational purposes.

The Company makes no representation that such activity will result in recognized revenue under GAAP or any applicable accounting standards. These internal models are based on usage metrics and port-level system outputs and, though supported by finalized contracts, invoicing, or payment, may not be recognized. As such, no assurance can be given that any portion of this activity will be billable, collected, or otherwise monetized. Investors should rely exclusively on the Company's audited financial statements and public filings with the SEC when evaluating its financial performance or making investment decisions.

No Offer or Solicitation Disclaimer

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including those risk factors contained in the Company's Form 10-K for the year ended December 31, 2024.

SOURCE: Nixxy, Inc.

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